UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2018 (March 6, 2018)

Commission File Number 0-8084

Connecticut Water Service, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation or organization)	06-0739839 (I.R.S. Employer Identification No.)

93 West Main Street, Clinton, CT (Address of principal executive office)	06413 (Zip Code)

(860) 669-8636
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President and Chief Executive Officer; Salary Adjustment and RSU Award
On March 6, 2018, the Board of Directors (the “Board”) of Connecticut Water Service, Inc. (the “Company”) appointed David C. Benoit as President and Chief Executive Officer of the Company, effective March 6, 2018.
Mr. Benoit, age 60, has served as the Company’s interim President and Chief Executive Officer since September 2017 and as a Senior Vice President since 2015. Prior to September 2017, Mr. Benoit served as the Company’s Chief Financial Officer (CFO) since his hire in 1996. Mr. Benoit is a Certified Public Accountant and holds an MBA from the University of Harford and an undergraduate degree from Central Connecticut State University. Mr. Benoit has more than 30 years’ experience with regulated utility companies, including gas and electric businesses. He has been instrumental in driving the Company’s business strategy and ensuring the financial integrity of the organization. He has also played a key role in the more than 30 acquisitions that the Company has completed during his tenure as CFO, including the two large acquisitions in Maine completed during 2012, and the two acquisitions in Connecticut last year.
Mr. Benoit does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.
In recognition of Mr. Benoit’s appointment as President and CEO of the Company, effective as of March 6, 2018, the Company increased Mr. Benoit’s annual base salary rate to $430,000 and his long-term incentive compensation target to 75% of base salary and made a grant of restricted stock units under the Company’s 2014 Performance Stock Program (“PSP”) to Mr. Benoit with a grant date value of $162,500. The restricted stock units are subject to a three-year cliff vesting requirement. Prior to becoming interim President and Chief Executive Officer of the Company in September of 2017, Mr. Benoit was a “named executive officer” of the Company by virtue of his service as the Company’s Senior Vice President – Finance, Chief Financial Officer and Treasurer. Accordingly, information about Mr. Benoit’s employment and other agreements with the Company is set forth in the Company’s definitive proxy materials filed on March 31, 2017.
Appointment of Chief Financial Officer, Treasurer and Controller; Salary Adjustment
On March 6, 2018, the Board appointed Robert J. Doffek, the Company’s Controller and Chief Accounting Officer, to serve as Chief Financial Officer, Treasurer and Controller of the Company, effective March 6, 2018.
Mr. Doffek, age 55, has served as the Company’s Controller and Chief Accounting Officer since April 1, 2016, and, prior to that, served as the Company’s Assistant Controller since November 2015. Prior to joining the Company, Mr. Doffek worked for Northeast Utilities (now Eversource) where he held a number of leadership positions with increasing responsibilities in finance and accounting and participated in the regulatory process.

Effective as of March 6, 2018, as Chief Financial Officer, Treasurer and Controller of the Company, Mr. Doffek will receive annual base salary at the rate of $225,000, an annual PSP target equal to 35% of base salary and a long-term incentive target equal to 20% of base salary.
Mr. Doffek does not have a family relationship with any director or executive officer of the Company and has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01    Other Events

Press Release

On March 7, 2018, the Company issued a press release related to the announcement of the appointment of President and Chief Executive Officer and the appointment of Chief Financial Officer, which is attached to this report as Exhibit 99.1 as is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

The following document is filed herewith as an exhibit hereto:

(d) Exhibits

99.1	Company press release dated March 7, 2018.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Company press release dated March 7, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC.
a Connecticut corporation
Date: March 7, 2018	By:	/s/ Robert J. Doffek
Name: Robert J. Doffek
Title: CFO, Treasurer and Controller

5